UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Systran Receivables Facility

On February 8, 2007 Crdentia Corp. (“Crdentia”) and its subsidiaries, Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, L.P., Prime Staff LP, Staff Search Acquisition Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc. PSR Nurses, Ltd., and Nurses Network, Inc. (collectively the “Subsidiaries”), entered into Factoring Agreements (the “Factoring Agreements”) with Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation (“Systran”).  Pursuant to the Factoring Agreements, Systran agreed, at its sole discretion, to purchase certain receivables from Crdentia and the Subsidiaries on a recourse basis.  The Factoring Agreements anticipate a minimum volume of purchases and also contemplate the payment of certain service fees, including a minimum fee.  To secure the payment and performance of Crdentia’s and the Subsidiaries’ obligations to Systran under the Factoring Agreements, Crdentia and the Subsidiaries granted Systran a security interest in all of their assets.  Crdentia and the Subsidiaries also agreed to indemnify Systran against any liabilities arising out of claims relating to the receivables purchased by Systran under the Factoring Agreements.  The Factoring Agreements have an initial term of 48 months (the “Term”), and Crdentia and the Subsidiaries are obligated to pay Systran an early termination premium in the event the Factoring Agreements are terminated under certain circumstances prior to the end of the Term.

The Factoring Agreements impose various restrictions on the activities of Crdentia and the Subsidiaries, including a prohibition on fundamental changes to Crdentia or the Subsidiaries (including certain consolidations, mergers and sales and transfers of assets, and limitations on the ability of Crdentia and the Subsidiaries to grant liens upon their property or assets).  The Factoring Agreements include events of default (with grace periods, as applicable) and provide that, upon the occurrence of certain events of default, Systran may immediately collect any obligation owing to Systran under the Factoring Agreements.

In connection with the Factoring Agreements, Crdentia and the Subsidiaries entered into Collateralized Guaranty Agreements with Systran pursuant to which Crdentia and the Subsidiaries agreed to unconditionally and irrevocably guarantee to Systran the prompt payment and/or performance of all indebtedness, obligations and liabilities of Crdentia and the Subsidiaries at any time owing to Systran.  In addition, James D. Durham, Crdentia’s Chairman and Chief Executive Officer, and James J. TerBeest, Crdentia’s Chief Financial Officer, each entered into a Bills, Accounts, and Accounts Receivable Validity Guaranty with Systran pursuant to which each of Messrs. Durham and TerBeest: (i) made certain representations to Systran regarding the receivables to be purchased by Systran under the Factoring Agreements, and (ii) unconditionally guaranteed to Systran the full and prompt performance of all obligations of Crdentia and the Subsidiaries to Systran under the Factoring Agreements to the extent such obligations arise from or are related to any and all acts of fraud and/or misrepresentation.

Crdentia issued a press release on February 14, 2007 regarding the Systran Receivables Facility, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Comerica Note

On January 19, 2007, Crdentia delivered a Master Revolving Note in the amount of $2.4 million (the “Note”) to Comerica Bank.  The Note has a maturity date of January 31, 2008 and bears interest at a per annum rate equal to Comerica’s base rate from time to time in effect minus one-half of one (1/2%) percent.  The Note is secured by, and Comerica was granted a security interest in, all items deposited in Crdentia’s account with Comerica.  The Note includes events of default and provides that, upon the occurrence of certain events of default, Comerica may, at its option and without prior notice to Crdentia, declare any or all of the indebtedness evidenced by the Note immediately due and payable.

As security for Crdentia’s prompt and complete payment of its obligations under the Note, (i) James D. Durham, Crdentia’s Chairman and Chief Executive Officer, pledged and granted to Comerica a security interest in all of his right, title and interest in and to a $600,000 certificate of deposit with Comerica, (ii) MedCap Partners LP (“MedCap”)  pledged and granted to Comerica a security interest in all of its right, title and interest in and to a

$250,000 certificate of deposit with Comerica, and (iii) C. Fred Toney, a member of Crdentia’s Board of Directors and the managing member of MedCap Management and Research LLC, the general partner of MedCap, pledged and granted to Comerica a security interest in all of his right, title and interest in and to a $1,125,000 certificate of deposit with Comerica.  In addition, MedCap delivered a Guaranty to Comerica pursuant to which it agreed to unconditionally and absolutely guarantee to Comerica payment when due of all existing and future indebtedness of Crdentia to Comerica.

Item 1.02   Termination of Material Definitive Agreement

On February 8, 2007, the Second Amended and Restated Loan and Security Agreement - Revolving Loans, dated May 16, 2005, as amended (the “Revolving Loan Agreement”), by and among Crdentia, its Subsidiaries and Bridge Healthcare Finance, LLC, and the Amended and Restated Loan and Security Agreement - Term Loan, dated May 16, 2005, as amended (together with the Revolving Loan Agreement, the Bridge Loan Agreements”), by and among Crdentia, its Subsidiaries and Bridge Opportunity Finance, LLC, were, along with all related loan documents (including, without limitation, promissory notes and pledge agreements) terminated.  In connection with this termination, Crdentia and its Subsidiaries paid to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC all principal outstanding under the Bridge Loan Agreements (approximately $3.9 million), all accrued and unpaid interest under the Bridge Loan Agreements (approximately $14,000) and certain fees (including a Make-Whole Fee of $490,000).  In addition, Crdentia and its Subsidiaries released Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC from any claims relating to any matter, including the Bridge Loan Agreements.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Crdentia Corp. dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

February 14, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer